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                                                                    EXHIBIT 10.1


                               AMENDMENT NO. 2 TO

                              EMPLOYMENT AGREEMENT

     This AMENDMENT No. 2 TO EMPLOYMENT AGREEMENT (this "Amendment"), effective as of June 14, 2007, is made this 9th day of July, 2007, by and among OXiGENE, INC., a Delaware corporation with its principal offices at 230 Third Avenue, Waltham, Massachusetts 02451 ("OXiGENE") and JOEL-TOMAS CITRON (the "Executive").

                                    RECITALS:

     WHEREAS, the parties have entered into an Employment Agreement dated as of January 2, 2002, as modified by the resolutions of the Compensation Committee of the Board of Directors of OXiGENE on July 16, 2003 and Amendment No. 1 effective January 2, 2006 (as so modified, the "Agreement"), relating to the employment of the Executive by OXiGENE;

     WHEREAS, the parties wish to amend the Agreement as set forth herein pursuant to Section 17 of the Agreement; and

     WHEREAS, capitalized terms used herein have the meanings ascribed to them in the Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 4 is hereby deleted in its entirety and replaced with the following:

     "Term. The term of the Executive's employment under this Agreement shall commence as of June 14, 2007, and, unless sooner terminated on an earlier date in accordance with the provisions herein provided, shall terminate on the date of OXiGENE's annual meeting of stockholders to be held in 2008 (the "Employment Term")."

     2. Except as modified hereby, all of the terms and conditions of the Agreement remain in full force and effect and are hereby reaffirmed, ratified and approved. This Amendment, together with the Agreement and Amendment No. 1, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Amendment shall affect, or be used to interpret, change or restrict, the express terms and conditions of this Amendment. Hereafter references to the



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Agreement in any document or other agreement shall be deemed to constitute references to the Agreement as amended by this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Amendment may be made and evidenced by facsimile transmission.

                            [Signatures on Next Page]


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IN WITNESS WHEREOF, each of the undersigned parties has caused this Amendment to be duly executed by its duly authorized representative as of the date first written above.

                                    OXiGENE, INC.


                                    By: /s/ Richard Chin, M.D.
                                       ------------------------
                                    Name: Richard Chin, M.D.
                                    Title: President and Chief Executive Officer


                                    EXECUTIVE

                                    /s/ Joel-Tomas Citron
                                    ---------------------
                                    Name: Joel-Tomas Citron